Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-4 of GWR Operating Partnership, L.L.L.P. and Great Wolf Finance Corp. of our report dated March 31, 2009 relating to the financial statements of CNL Income GW Partnership, LLLP and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
September 14, 2010